UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard Pasadena, California	91103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On April 3, 2013, Avery Dennison Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, with respect to a registered public offering of $250,000,000 aggregate principal amount of the Company’s 3.35% Senior Notes due 2023 (the “Notes”).  The closing of the sale of the Notes occurred on April 8, 2013. The net proceeds from the Offering, after deducting the underwriting discount and estimated offering expenses, were approximately $247,470,000 and are being used to repay a portion of the indebtedness outstanding under the Company’s commercial paper program.

The offering of the Notes was registered under an effective Registration Statement on Form S-3 (Registration No. 333-169954). The Notes are being issued pursuant to an indenture, dated as of November 20, 2007, as supplemented by a supplemental indenture, dated as of April 8, 2013 (as supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.   The Notes will bear interest at a rate of 3.35% per year, payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on October 15, 2013. The Notes will mature on April 15, 2023.  The Company may redeem some or all of the Notes at any time, at a price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) a “make-whole” amount as described in the Indenture, plus in either case accrued and unpaid interest to, but not including, the redemption date; provided, however, that if the Company redeems any Notes on or after January 15, 2023, the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.  If a change of control triggering event as described in the Indenture occurs, the Company will be required to offer to repurchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the repurchase date.

The Notes will be the Company’s unsecured and unsubordinated obligations.  The Notes will rank equally in right of payment with all of the Company’s other existing and future unsecured and unsubordinated indebtedness and other liabilities; senior in right of payment to all of the Company’s existing and future subordinated indebtedness, if any; effectively junior to all of the Company’s secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.  A copy of the Indenture is attached hereto, and is hereby filed.  The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and Notes, respectively.

Attached hereto as exhibits are the agreements and opinions relating to the offering.  The exhibits are expressly incorporated herein and into the Registration Statement on Form S-3, and any related amendments thereto, filed by the Company on October 15, 2010.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement dated April 3, 2013, between the Company and the Underwriters named therein.

4.1

Indenture between the Company and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007 (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 20, 2007).

4.2	Third Supplemental Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of April 8, 2013.

4.3	Form of 3.35% Senior Notes due 2023 (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: April 8, 2013

	By:	/s/ Karyn E. Rodriguez
		Name:	Karyn E. Rodriguez
		Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement dated April 3, 2013, between the Company and the Underwriters named therein.

4.1

Indenture between the Company and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007 (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 20, 2007).

4.2	Third Supplemental Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of April 8, 2013.

4.3	Form of 3.35% Senior Notes due 2023 (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).